UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 26, 2008

ATS Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-18602	41-1595629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3905 Annapolis Lane North, Minneapolis, Minnesota		55447
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-553-7736

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In July 2004, the Company entered into a Loan and Security Agreement (the "Loan Agreement") with Silicon Valley Bank (the "Bank"). In June 2007, the Company entered into an Amendment to the Loan Agreement ("June 2007 Amendment") whereby the Bank, among other things, provided for an $8.6 million term loan to the Company.

The Company had been subject to certain financial covenants under the Loan Agreement, as amended, to maintain a liquidity ratio of not less than 2.0 to 1.0 and a net tangible net worth of at least $40 million. In February 2007, the Company entered into an Amendment to the Loan Agreement whereby the liquidity ratio was decreased to be equal to or greater than 1.6 to 1.0 and the tangible net worth requirement was eliminated. In connection with the June 2007 Amendment, certain changes to the liquidity ratio test set forth in the Loan Agreement, as amended, were made. The liquidity ratio was changed to require that the Company maintain, at all times, on a consolidated basis, a ratio of (a) the sum of (1) unrestricted cash (and equivalents) of the Company on deposit with the Bank plus (2) 50% of the Company’s accounts receivable arising form the sale or lease of goods, or provision of services, in the ordinary course of business, divided by (b) the indebtedness of the Company to the Bank for borrowed money, of equal to or greater than 1.4 to 1.0.

On June 30, 2008, the Company entered into an Amendment to the Loan Agreement whereby, for the balance of 2008, the 1.4 to 1.0 liquidity ratio was reduced to 1.1 to 1.0 for the first two months of each fiscal quarter only. The liquidity ratio remains at 1.4 to 1.0 for quarter-end months in 2008 and will revert to 1.4 to 1.0 for all months beginning in 2009.

The Amendment to the Loan Agreement is filed as an exhibit to this Form 8-K, and the description in this Item 1.01 is qualified in its entirety by reference to that Amendment. A copy of the original Loan Agreement was filed as Exhibit 10.1 to the Company’s Form 10-Q for the quarterly period ended September 30, 2004. Copies of various amendments to the Loan Agreement were filed as exhibits to Forms 8-K filed on March 30, 2005, March 30, 2006, August 17, 2006, June 25, 2007 and March 6, 2008. All of these documents are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 29, 2008, the Company entered into a Subordinated Credit Agreement (the "Credit Agreement") with Theodore C. Skokos, a member of the Company's Board of Directors, for a two-year, $5 million Revolving Credit Facility (the "Credit Facility"). Advances under the Credit Facility will carry interest at 15% per annum payable quarterly. The Credit Facility also carries an annual commitment fee of 1% of the average unused Revolving Commitment Amount, payable annually.

The Company's obligations to Mr. Skokos under the Credit Agreement are subordinate to (1) the Company's obligations to the holders of the Company's 6% Convertible Senior Notes due 2025 issued in October 2005 and (2) the Company's obligations to Silicon Valley Bank as provided in a Subordination Agreement dated June 29, 2008, by and between Silicon Valley Bank and Mr. Skokos, as the same may be amended, restated or otherwise modified. All Company assets are pledged as collateral on the Credit Facility.

In connection with the execution of the Credit Agreement, the Company issued to Mr. Skokos a warrant to purchase 245,098 shares of common stock of the Company at $2.04 per share until June 29, 2015 (the "Warrant"). The Company is obligated to issue additional seven-year warrants to Mr. Skokos in the future based on the total amount of advances under the Credit Facility. If the aggregate unpaid principal amount of all advances (the "Total Outstanding Revolver Amount") under the Credit Facility, after giving effect to the new advance, is greater than the amount of the highest Total Outstanding Revolver Amount at any time prior to the date of any such advance (the "Maximum Total Outstanding Revolver Amount"), then the Company shall issue a warrant to Mr. Skokos for a number of shares of common stock equal to 20% of (a) the difference between (1) such Total Outstanding Revolver Amount less (2) the Maximum Total Outstanding Revolver Amount, (b) divided by the warrant exercise price of $2.04 per share. The maximum number of additional shares issuable pursuant to warrants issued under the Credit Facility is 490,196 shares (not including the Warrant issued upon execution of the Credit Agreement), which represents 20% of the maximum amount of advances under the $5 million Credit Facility divided by the $2.04 warrant exercise price.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the execution of the Credit Agreement discussed in Item 2.03 above, the Company issued a Warrant to purchase 245,098 shares of its common stock. The description of such Warrant under Item 2.03 is incorporated herein by reference.

Item 8.01 Other Events.

In June 2007, the Company sold to Alta Partners VIII, L.P. ("Alta") 9,800,000 shares of its common stock and a seven-year warrant (the "Alta Warrant") to purchase up to 1,960,000 shares of common stock at an exercise price of $1.65 per share.

The Company was required to treat the Alta Warrant as a liability pending approval by its shareholders at the Company’s 2008 annual meeting of shareholders to issue shares of common stock to Alta upon exercise of the Warrant. At the Company’s annual meeting of shareholders on May 8, 2008, the Company received shareholder approval to issue shares of common stock upon exercise of the Alta Warrant.

On June 26, 2008, Alta exercised the Alta Warrant on all 1,960,000 shares of common stock. The Company received $3,234,000 as a result of the Alta Warrant exercise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Subordinated Credit Agreement, dated June 29, 2008, including Schedule and Exhibits, by and between ATS Medical, Inc. and Theodore C. Skokos

10.2 Warrant, dated June 29, 2008, issued to Theodore C. Skokos

10.3 Amendment to the Loan and Security Agreement, dated as of June 30, 2008, by and between Silicon Valley Bank and ATS Medical, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATS Medical, Inc.

July 2, 2008	By:	Michael R. Kramer

Name: Michael R. Kramer
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Subordinated Credit Agreement, dated June 29, 2008, including Schedule and Exhibits, by and between ATS Medical, Inc. and Theodore C. Skokos
10.2	Warrant, dated June 29, 2008, issued to Theodore C. Skokos
10.3	Amendment to the Loan and Security Agreement, dated as of June 30, 2008, by and between Silicon Valley Bank and ATS Medical, Inc.